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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-4 for $200 million of 10% Series B Senior Notes due 2007.




                                                            /s/ Arthur Andersen

                                                            Louisville, Kentucky
                                                            January 26, 1998